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                                                                      EXHIBIT 21

                              SMARTDISK CORPORATION

                         SUBSIDIARIES OF THE REGISTRANT

                            (AS OF FEBRUARY 15, 2003)

                                                   STATE OR JURISDICTION OF           PERCENTAGE OF
SUBSIDIARY                                               INCORPORATION                  OWNERSHIP
----------                                         ------------------------           -------------
SmartDisk Holding GmbH                                    Switzerland                     100%
SmartDisk Switzerland GmbH                                Switzerland                     100%
SmartDisk (Cayman) Ltd.                                 Cayman Islands                    100%
SmartDisk International, L.L.C.                            Delaware                       100%
SmartDisk Personnel Storage Systems Corporation            Delaware                       100%
SmartDiskette Limited                                   United Kingdom                    100%
SmartDiskette GmbH                                          Germany                       100%
SmartDisk Limited                                       United Kingdom                    100%